EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned directors of Diebold Nixdorf, Incorporated, a corporation organized and existing under the laws of the State of Ohio, do for themselves and not for another, constitute and appoint Jonathan B. Leiken, or any one of them, a true and lawful attorney-in-fact in their names, place and stead, to sign their names to the report on Form 10-K for the year ended December 31, 2022, or to any and all amendments to such reports, and to cause the same to be filed with the Securities and Exchange Commission; it being intended to give and grant unto said attorneys-in-fact and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises as fully and to all intents and purposes as the undersigned by themselves could do if personally present. The undersigned directors ratify and confirm all that said attorneys-in-fact or either of them shall lawfully do or cause to be done by virtue hereof.

The undersigned have hereunto set their hands as of the date set opposite their signature.

Signature	Date

/s/ Arthur F. Anton	March 16, 2023
Arthur F. Anton

/s/ Bruce Besanko	March 16, 2023
Bruce Besanko

/s/ Reynolds C. Bish	March 16, 2023
Reynolds C. Bish

/s/ William A. Borden	March 16, 2023
William A. Borden

/s/ Marjorie L. Bowen	March 16, 2023
Marjorie L. Bowen

/s/ Ellen M. Costello	March 16, 2023
Ellen M. Costello

/s/ Phillip R. Cox	March 16, 2023
Phillip R. Cox

/s/ Alexander Dibelius	March 16, 2023
Alexander Dibelius

/s/ Matthew Goldfarb	March 16, 2023
Matthew Goldfarb

/s/ Gary G. Greenfield	March 16, 2023
Gary G. Greenfield

/s/ Emanuel R. Pearlman	March 16, 2023
Emanuel R. Pearlman

/s/ Kent M. Stahl	March 16, 2023
Kent M. Stahl

/s/ Lauren C. States	March 16, 2023
Lauren C. States